UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 27, 2011

Innovative Food Holdings, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Florida	0-9376	20-1167761
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

3845 Beck Blvd., Suite 805, Naples, Florida	34114
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (239) 596-0204

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.   Results of Operations and Financial Condition

We issued a press release today reporting that August was our 25th consecutive month of month-over-month record sales.  A copy of the release is attached hereto as an exhibit.

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective September 27, 2011, our board of directors modified the compensation arrangements for Sam Klepfish, our chief executive officer, and Justin Wiernasz, our president, such that bonuses due and payable to them may, at the option of each such respective employee, be paid in any combination of cash or stock as such employee desires with such decision to be made within five business days of being advised of the size of the bonus, if any, he is entitled to receive, it being agreed that a determination for one year shall not be binding upon any future year.  The board also provided that in the event the Corporation sells a subsidiary, or substantially all of the assets of a subsidiary, Messrs. Klepfish and Wiernasz shall be entitled to a cash bonus equal to 2% and 3%, respectively, of the purchase price, provided they are then employees of the Corporation or one of its subsidiaries.

Item 9.01    Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit Number	Description
99*	Press release dated September 28, 2011.

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* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNOVATIVE FOOD HOLDINGS, INC.

Dated: September 28, 2011	By: /s/ Sam Klepfish
Sam Klepfish, CEO

Exhibit Index
Exhibit Number	Description
99	Press release dated September 28, 2011.